SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On September 14, 2018, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing its second quarter 2018 results. A copy of this Press Release is attached hereto as Exhibit 99.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2018, the Company announced that Brian A. Jenkins has been elected to the Board of Directors of the Company.

Brian A. Jenkins, 56, has served as Chief Executive Officer of the Company since August 6, 2018 and previously as Senior Vice President and Chief Financial Officer since December 2006. From 1996 until 2006, he served in various capacities (most recently as Senior Vice President—Finance) at Six Flags, Inc., an amusement park operator. From 1990 to 1996, Mr. Jenkins served in various financial positions (most recently as Vice President of Corporate Planning and Business Development) with FoxMeyer Health Corporation, a wholesale pharmaceuticals distributor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: September 14, 2018	By:	/s/ Brian A. Jenkins
Brian A. Jenkins
Chief Executive Officer